EXHIBIT 99.1

For Immediate Release
October 13, 2022

Carlyle Secured Lending, Inc. Schedules Third Quarter 2022 Financial Results and
Investor Conference Call
New York – Carlyle Secured Lending, Inc. (“Carlyle Secured Lending”) (NASDAQ: CGBD) will host a conference call at 10:00 a.m. EST on Wednesday, November 9, 2022 to announce its third quarter 2022 financial results. A news release containing the quarterly results will be issued after market close on Tuesday, November 8, 2022.
The conference call will be available via public webcast via a link on Carlyle Secured Lending’s website at carlylesecuredlending.com and will also be available on the website soon after the call’s completion.
About Carlyle Secured Lending, Inc.
Carlyle Secured Lending, Inc is publicly traded (NASDAQ: CGBD) business development company (“BDC”) which began investing in 2013. The Company focuses on providing directly originated, financing solutions across the capital structure, with a focus on senior secured lending to middle-market companies primarily located in the United States. Carlyle Secured Lending is externally managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and wholly owned subsidiary of Carlyle.
Web: carlylesecuredlending.com
About Carlyle
Carlyle (“Carlyle,” or the “Adviser”) (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $376 billion of assets under management as of June 30, 2022, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 1,900 people in 26 offices across five continents. Further information is available at www.carlyle.com. Follow Carlyle on Twitter @OneCarlyle.
Contacts:

Investors:	Media:
Daniel Hahn	Kristen Greco
+1-212-813-4900	+1-212-813-4763
publicinvestor@carlylesecuredlending.com	kristen.greco@carlyle.com